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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 25, 2002


                            First Citizens Banc Corp
                            ------------------------
             (Exact name of Registrant as specified in its charter)


           Ohio                           0-25980                 34-1558688
           ----                           -------                 ----------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
incorporation or organization)                               Identification No.)


           100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870
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                    (Address of principle executive offices)

       Registrant's telephone number, including area code: (419) 625-4121

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

                         Date of Report: April 25, 2002
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ITEM 5. OTHER EVENTS

First Citizens Banc Corp (FCZA), Sandusky, Ohio is announcing first quarter 2002 earnings of approximately $1,419,000 or $0.35 per share. This is a 20.6% increase from first quarter 2001 of $0.29 per share and compares to $0.32 per share in the first quarter of 2000. First Citizens Banc Corp affiliates are The Citizens Banking Company, The Castalia Banking Company, The Farmers State Bank,
R. A. Reynolds Appraisal Service, Inc., SCC Resources, Inc, Mr. Money Finance Company, First Citizens Title Insurance Agency and First Citizens Insurance Agency.






















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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


First Citizens Banc Corp


/s/ David A. Voight                              April 25, 2002
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David A. Voight                                  Date
President